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                                                                    EXHIBIT 10.3

                                 FIRST AMENDMENT
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

               THIS FIRST AMENDMENT, made and entered into the 10th day of March, 1999, by and between LADD Furniture, Inc., a North Carolina corporation (the "Company"), and Kenneth E. Church, an individual resident of North Carolina ("Executive");

                                   WITNESSETH:

               WHEREAS, the Company and the Executive entered into an Executive Employment Agreement dated May 22, 1995 and effective May 1, 1995 (the "Employment Agreement"); and

               WHEREAS, the Company desires to amend the Employment Agreement to conform the definition of "Change in Control" to that definition used in other benefit plans provided by the Company; and

               WHEREAS, the Company also desires to amend the Employment Agreement to delete all references to the Supplemental Retirement Plan for Salaried Employees of LADD Furniture, Inc. or "SERP" with such references to be replaced with references to the LADD Furniture, Inc. Executive Retirement Plan or "ERP."

               NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

               1. That the last paragraph of Section 12 of the Employment Agreement is deleted in its entirety and replaced with the following:

               For purposes of this Agreement, a "change in control" means the date on which the earlier of the following events occur:

               (a) the acquisition by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 30% of the outstanding capital stock of the Company entitled to vote for the election of directors ("Voting Stock");

               (b) the merger or consolidation of the Company with one or more corporations as a result of which the holders of outstanding Voting Stock of the Company immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation;



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               (c) the transfer of substantially all of the property of the
Company other than to an entity of which the Company owns at least 80% of the Voting Stock; or

               (d) the election to the Board of Directors of the Company of three directors without the recommendation or approval of the incumbent Board of Directors of the Company.

               2. That all references in Sections 11 and 12 to the Supplemental Retirement Income Plan for Salaried Employees of LADD Furniture, Inc. or "SERP" shall be deleted and replaced with references to the LADD Furniture, Inc. Executive Retirement Plan or "ERP."

               3. Except as expressly amended hereby, the Employment Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed.

               4. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

               IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written, the corporate party acting through duly authorized officers.

                                              LADD FURNITURE, INC.
Attest:

__________________________                    By:_____________________________
Secretary                                        Chairman of the Board and Chief
                                                 Executive Officer

[CORPORATE SEAL]



__________________________                    ____________________________(SEAL)
Witness                                       Kenneth E. Church